UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2011

 LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

In February 2011, Bernhard Bruscha, a director of Lantronix, Inc. (the “Company”), delivered a letter to the Audit Committee of the Company setting forth certain allegations for which he requested an independent investigation.  In addition to his role as a director, Mr. Bruscha is the largest shareholder of the Company, owning approximately 38% of the Company’s outstanding securities through his control of TL Investments, an entity which recently settled a director proxy contest with the Company in 2010.

Mr. Bruscha’s allegations are summarized as follows:

1.	That excess travel expenses may have been inappropriately approved and paid to a former director of the Company in violation of the Company’s travel policy.

2.	That certain Company stock options may not have been validly granted during fiscal year 2010.

3.	That inaccurate statements may have been made in public disclosures regarding certain of the Company’s products; and

4.	That a culture within the Company may have been fostered to suppress communication between employees, management and the Board of Directors.

Mr. Bruscha also alleges that each of these matters may be indicative of inadequacies in the Company’s internal controls.

In response to Mr. Bruscha’s allegations, the Company has retained the law firm of Paul, Hastings, Janofsky & Walker (“Paul Hastings”) to conduct an independent investigation of each of the allegations.  The Company currently expects that Paul Hastings will conclude the investigation in the quarter ended June 30, 2011.  The Company will publicly report the results of the independent investigation shortly after its completion.

At this time, Mr. Bruscha’s allegations are only assertions, and the investigation has made no determination as of this date, preliminary or otherwise, regarding their validity.  Presently, the Company does not anticipate that the resolution of these allegations would result in a material effect on the Company’s previously issued financial statements.

The Company is incurring and will continue to incur significant expenses relating to the independent investigation.  For the quarter ended March 31, 2011, the Company incurred approximately $450,000 of expenses relating to the investigation.  The Company currently anticipates that total expenses relating to the investigation will be approximately $1.1 million to $1.5 million.

This Current Report on Form 8-K contains forward-looking statements, including statements concerning the timing of completion of the investigation, the Company’s anticipation that the allegations would not result in a material effect on the Company’s previously issued financial statements, and the cost of the investigation. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations to vary, include, but are not limited to, unforeseen complexities of the investigation, unexpected factual findings that impact the length, scope of the investigation, the possible impact on the company's historical financial or results, or other similar factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2011	LANTRONIX, INC., a Delaware corporation

By:	/s/ Jerry D. Chase
Jerry D. Chase President and Chief Executive Officer